Gold Banc                                                          Press Release

      Contact: Rick J. Tremblay           Sherman Titens
               Chief Financial Officer    SVP - Director of Marketing
               913.451.8050               913.323.7741
               ricktremblay@goldbanc.com  shermantitens@goldbanc.com
                                                                www.goldbank.com

For Immediate Release


                Gold Banc Completes Settlement of Qui Tam Lawsuit

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Leawood, Kansas--November 19, 2004-- (Nasdaq: GLDB) Gold Banc Corporation, Inc.
("Gold Banc") today announced the final settlement of the qui tam lawsuit captioned United States of America ex rel. Rodger L. Ediger v. Gold Banc Corporation, Inc., Gold Bank Oklahoma and Gold Bank Kansas. Gold Banc signed settlement agreements with both the United States and the relator, Rodger Ediger, and today the United States District Court for the Western District of Oklahoma approved the settlement and dismissed this case with prejudice as to all parties.

"In the Settlement Agreements," said Malcolm M. Aslin, Gold Banc CEO, "Gold Banc denies all allegations of wrong doing and the parties state that the settlement was reached to avoid the time, expense and risk of litigation."

Furthermore, the parties stated that neither the execution of the Settlement Agreement, nor the performance of any obligations under it, nor the fact of the settlement, is intended to be or shall be understood as an acknowledgement of responsibility or admission of liability or wrongdoing, or other expression reflecting upon the merits of the dispute.

In consideration of the settlement with the United States, Gold Banc has paid the sum of Sixteen Million Dollars ($16,000,000). In consideration of the settlement with the relator, Gold Banc has paid the sum of Five Hundred Thousand Dollars ($500,000) to cover the Relator's attorney fees and expenses.

All of the above amounts have been previously announced and are completely reflected in Gold Banc's financial statements included in its Form 10-Q filed for the third quarter of 2004.

"We are pleased to put this matter behind us," continued Mr. Aslin. "The settlement removes the question of our legal exposure to the United States and allows us to move forward with the development of the company free from the concern and distraction of defending the claims in the qui tam lawsuit. We are convinced that this disposition is in the best interest of our shareholders, customers and associates."



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The Settlement Agreements and the Court's order will be filed as exhibits to
Gold Banc's Form 8-K filing containing this press release. The Form 8-K will be available on the Gold Banc and SEC websites.

About Gold Banc

Gold Banc is a $4.3 billion financial holding company headquartered in Leawood, Kansas. Gold Banc provides banking and wealth management services in Kansas, Missouri, Oklahoma, and Florida through 37 banking locations.

Forward-Looking Statements

This release contains information and "forward-looking statements" which relate to matters that are not historical facts and which are usually preceded by the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, those described in the periodic reports we file under the Securities Exchange Act of 1934 under the captions "Forward-Looking Statements" and "Factors That May Affect Future Results of Operations, Financial Condition or Business."

Because of these and other uncertainties, our actual results may be materially different from that indicated by these forward-looking statements. You should not place undue reliance on any forward-looking statements. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws.



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